UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

Bioventus Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 474-6700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement..

On July 31, 2025 (the “Closing Date”), Bioventus LLC, a Delaware limited liability company and subsidiary of Bioventus Inc. (“Bioventus LLC” or the “Company”) and certain of its subsidiaries entered into a Credit Agreement (the “2025 Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders and other financial institutions party thereto. Pursuant to the 2025 Credit Agreement, the Company entered into a $100 million revolving credit facility (the “Revolving Credit Facility”) and a $300 million first lien term loan A facility (the “Term Loan Facility”, and together with the Revolving Credit Facility, the “Credit Facilities”). On the Closing Date, the Company drew down $30 million of the Revolving Credit Facility. The proceeds of the Credit Facilities will be used, among other things, to refinance the Company’s existing credit facilities under that certain Credit and Guaranty Agreement, dated as of December 6, 2019, as previously amended, by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

The Credit Facilities will mature five years after the Closing Date on July 31, 2030. The Revolving Credit Facility includes a $7.5 million letter of credit sub-facility and $7.5 million swingline sub-facility. The Term Loan Facility shall amortize in an aggregate annual amount equal to 5% of the original principal amount of such Term Loan Facility, with the balance due at maturity.

The Credit Facilities shall bear interest at a rate equal to Term SOFR (as defined in the 2025 Credit Agreement) plus a margin of 2.50%. From and after the first full fiscal quarter after the Closing Date, the margin component of the interest rate shall be determined and adjusted quarterly based on the Company’s consolidated total net leverage ratio, as follows:

(i)	for a consolidated total net leverage ratio of less than 2.00 to 1.00, the applicable margin shall be 1.75%;

(ii)	for a consolidated total net leverage ratio of greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00, the applicable margin shall be 2.00%;

(iii)	for a consolidated total net leverage ratio of greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00, the applicable margin shall be 2.25%;

(iv)	for a consolidated total net leverage ratio of greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00, the applicable margin shall be 2.50%; and

(v)	for a consolidated total net leverage ratio of greater than or equal to 3.50 to 1.00, the applicable margin shall be 2.75%.

In addition, on an annual basis, the Company is required to pay each lender under the Revolving Credit Facility a commitment fee in respect of any unused commitments under the Revolving Credit Facility in the amount of 0.30% of the principal amount of the average daily unused commitments of such lender, subject to a stepdown of 0.10% if the consolidated total net leverage ratio is less than 2.50 to 1.00.

The Credit Facilities are secured by substantially all assets of the Company and its subsidiaries, subject to customary exceptions.

The 2025 Credit Agreement contains customary affirmative and negative covenants, including those related to financial reporting and notification, restrictions on the declaration or payment of certain distributions on or in respect of Bioventus LLC’s equity interests, restrictions on acquisitions, investments and certain other payments, limitations on the incurrence of new indebtedness, limitations on transfers, sales and other dispositions of assets of Bioventus LLC and its subsidiaries, as well as limitations on making changes to the business and organizational documents of Bioventus LLC and its subsidiaries. Financial covenant requirements include:

(i)

starting with the fiscal quarter ending September 30, 2025 through the fiscal quarter ending December 31, 2025, a maximum consolidated total net leverage ratio of not greater than 4.00 to 1.00 and, starting with the fiscal quarter ending March 31, 2026 and for each fiscal quarter thereafter, a maximum consolidated total net leverage ratio of not greater than 3.50 to 1.00, subject to a temporary increase, at the Company’s election, of 0.50 to 1.00 in connection with any permitted acquisition under the 2025 Credit Agreement that has an aggregate cash consideration in excess of $25 million; and

(ii)	starting with the fiscal quarter ending September 30, 2025, a consolidated interest coverage ratio not less than 2.50 to 1.00.

The foregoing summary is qualified in its entirety by reference to the 2025 Credit Agreement, which is attached hereto as an Exhibit 10.1. The 2025 Credit Agreement is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the 2025 Credit Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the 2025 Credit Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the 2025 Credit Agreement is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Credit Agreement (the “2025 Credit Agreement”) between Bioventus LLC, Wells Fargo Bank, National Association, as administrative agent, and the lenders and other financial institutions party thereto, dated July 31, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: August 4, 2025	By:	/s/ Anthony D’Adamio
Anthony D’Adamio
Senior Vice President and General Counsel